Exhibit 99.1

ViewRay Reports Third Quarter 2015 Financial Results

Company Sees Growing Momentum in Orders and Installations

CLEVELAND, November 09, 2015 — ViewRay, Inc. (OTCQB:VRAY) announced today financial results for the third quarter and nine months ended September 30, 2015.

In the third quarter of 2015, ViewRay achieved new product orders of $11.6 million for MRIdian, the world’s first and only MRI-guided radiation therapy system that images and treats cancer patients simultaneously, and total revenue of $5.3 million. During the first nine months of 2015, the Company generated $28.8 million in new product orders for the MRIdian system, up 88% from the prior year period, bringing total system backlog to $78.0 million, representing 14 signed contracts, at the end of the third quarter. The Company installed its first international system during the third quarter at Seoul National University Hospital http://www.viewray.com/press-releases/viewray-announces-first-international-mridian-installation-at-seoul-national-university-hospital.

“We made excellent progress during the quarter, with positive momentum in new orders, and demonstrated our capability to work on multiple installations across three continents,” said Chris A. Raanes, President and Chief Executive Officer of ViewRay. “In October at the Annual Meeting of ASTRO, the American Society for Radiation Oncology, leading clinicians reported on encouraging clinical results using real-time visualization and adaptive therapy enabled by MRIdian."

MRIdian was the subject of 19 clinical presentations and posters presented as part of ASTRO’s Scientific Sessions. Topics included the advantages of on-table adaptive treatment and outcomes in the treatment of bladder, abdomen and head and neck cancers. Three presentations highlighted the value of MRIdian in delivering accelerated partial breast irradiation (APBI), including tighter margins for treatment delivery with good to excellent cosmesis. Live recordings of the in-booth presentations and a full list of MRIdian-focused Scientific Session presentations are available at

http://www.viewray.com/astro_2015.htm

Also during the third quarter, the company completed an alternative public offering, raising a total of $29.4 million. “The completion of an alternative public offering is part of our overall growth strategy and allowed us to bolster our cash resources to further innovation and commercialization of the MRIdian system,” said David Chandler, Chief Financial Officer of ViewRay.

Financial Results

New product orders in the third quarter 2015 were $11.6 million, a 13% increase compared to $10.3 million in the third quarter 2014. New product orders in the nine months ended September 30, 2015 were $28.8 million, an 88% increase compared to $15.3 million in the same period last year. As of September 30, 2015, total order backlog was $78.0 million, representing 14 signed sales contracts. This compares to total order backlog of $32.4 million at September 30, 2014 and $71.9 million at June 30, 2015.

Total revenue in the third quarter 2015 was $5.3 million, a 105% increase compared to $2.6 million in the third quarter 2014. The Company recognized product revenue on one MRIdian system during the third quarter 2015 and 2014, with the increase in revenue due to higher pricing for the system in the third quarter 2015. Total revenue in the nine months ended September 30, 2015 was $5.8 million, compared to $5.9 million in the same period last year. The Company recognized product revenue on one higher priced MRIdian system during the nine months ended September 30, 2015, compared to two MRIdian systems during the same period of 2014.

Total gross profit in the third quarter 2015 was $(0.8) million, compared to $(0.3) million in the third quarter 2014. Total gross profit in the nine months ended September 30, 2015 was $(1.9) million, compared to $(2.3) million in the same period last year.

Exhibit 99.1

Total operating expenses in the third quarter 2015 were $8.3 million, compared to $6.8 million in the third quarter 2014. Total operating expenses in the nine months ended September 30, 2015 were $26.5 million, compared to $20.4 million in the same period last year.

Net loss in the third quarter 2015 was $(10.3) million, or $(0.35) per share, compared to $(7.6) million, or $(8.41) per share in the third quarter 2014. Net loss in the nine months ended September 30, 2015 was $(30.9) million, or $(2.96) per share, compared to $(24.2) million, or $(27.25) per share in the same period last year.

About ViewRay

ViewRay, Inc. of Cleveland, Ohio, is a medical device company that develops advanced radiation therapy technology for the treatment of cancer. The MRIdian system provides continuous soft-tissue imaging during treatment, using MRI-guided radiation therapy, so that clinicians are able to see where the actual radiation dose is being delivered and adapt to changes in the patient’s anatomy.

ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

ViewRay acknowledges the contribution of the State of Ohio, Department of Development and Third Frontier Commission, which provided funding in support of the MRI Technology Enabling Expansion of MRI into Radiotherapy Guidance Project.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the momentum in new orders and installations and ViewRay’s overall growth strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at  www.sec.gov.

Contact:

Investor Relations:

David Chandler

Chief Financial Officer

1-844-MRIdian (674-3426)

Media Enquiries:

Michael Saracen

Senior Director, Marketing

ViewRay, Inc.

Phone: +1 440.703.3210, ext. 200

Email: media@viewray.com

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Exhibit 99.1

Financial Tables to Follow

Exhibit 99.1

ViewRay Reports Results for Third Quarter of Fiscal Year 2015

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
New Orders	$11,596	$10,280	$28,796	$15,280
Backlog	$77,960	$32,380	$77,960	$32,380

Revenue:
Product	$5,020	$2,435	$5,119	$5,702
Service	56	159	419	229
Grant	240	—	240	—
Total revenue	5,316	2,594	5,778	5,931
Cost of revenue:
Product	5,766	2,753	6,311	7,858
Service	325	158	1,390	413
Total cost of revenue	6,091	2,911	7,701	8,271
Gross margin	(775)	(317)	(1,923)	(2,340)
Operating expenses:
Research and development	2,902	2,291	7,408	7,451
Selling and marketing	1,124	993	3,315	3,572
General and administrative	4,282	3,483	15,779	9,395
Total operating expenses	8,308	6,767	26,502	20,418
Loss from operations	(9,083)	(7,084)	(28,425)	(22,758)
Interest income	—	1	1	1
Interest expense	(1,053)	(525)	(2,376)	(1,505)
Other income (expense), net	(124)	39	(89)	82
Loss before provision for income taxes	$(10,260)	$(7,569)	$(30,889)	$(24,180)
Provision for income taxes	—	—	—	—
Net loss	$(10,260)	$(7,569)	$(30,889)	$(24,180)
Deemed capital contribution on repurchase of Series A preferred stock	$—	$—	$—	$9
Net loss attributable to common stockholders	$(10,260)	$(7,569)	$(30,889)	$(24,171)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(8.41)	$(2.96)	$(27.25)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	29,157,069	900,062	10,433,051	887,189

Exhibit 99.1

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2015	December 31, 2014 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,064	$11,129
Accounts receivable	1	904
Inventory	9,649	8,238
Deposits on purchased inventory	5,021	2,798
Deferred cost of revenue	4,303	4,712
Prepaid expenses and other current assets	1,290	626
Total current assets	52,328	28,407
Property and equipment, net	5,296	2,931
Restricted cash	553	1,053
Intangible assets, net	139	264
Deferred offering costs	—	1,419
Other assets	61	31
TOTAL ASSETS	$58,377	$34,105
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable	$—	$240
Accounts payable	1,625	6,134
Accrued liabilities	5,014	4,436
Customer deposits	11,412	6,100
Deferred revenue, current portion	5,249	7,361
Long-term debt, current portion	—	5,493
Total current liabilities	23,300	29,764
Long-term debt, net of current portion	27,543	9,149
Convertible preferred stock warrant liability	—	138
Deferred revenue, net of current portion	374	—
Other long-term liabilities	650	567
TOTAL LIABILITIES	51,867	39,618
Convertible preferred stock	—	145,110
Stockholders’ deficit:
Common stock	372	9
Additional paid-in capital	189,073	1,414
Accumulated deficit	(182,935)	(152,046)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	6,510	(150,623)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$58,377	$34,105
(1) The condensed consolidated balance sheet as of December 31, 2014 was derived from audited financial statements as of that date.